ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20070189515-68
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/19/2007 10:57 AM
	Entity Number E0191422007-1

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Technology Publishing, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Incorp Services, Inc. (Name) 3155 East Patrick Lane - Suite 1 (Street Address) · Las Vegas (City) · NEVADA · 89120-3481 (Zip Code)
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 · Par value: $ 0.001 · Number of shares without par value:
4. **Names & Addresses of Board of Directors/Trustees:** (attach additional page if more than 3 directors/trustees)	1. Slawek Kajco (Name) 3155 East Patrick Lane - Suite 1 (Street Address) · Las Vegas (City) · NV (State) · 89120-3481 (Zip Code) 2. Name Street Address · City · State · Zip Code 3. Name Street Address · City · State · Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: Any Legal Purpose
6. **Names, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Doug Ansell on behalf of Incorp Services, Inc. (Name) · X [signature] (Signature) 3155 East Patrick Lane - Suite 1 (Address) · Las Vegas (City) · NV (State) · 89120-3481 (Zip Code)
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company · March 16, 2007 (Date)

This form must be accompanied by appropriate fees. See attached fee schedule.